UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 27, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07    Submission of Matters to a Vote of Security Holders.

(a)	Annual Shareholders' Meeting

The annual shareholders' meeting of Boise Cascade Company (the “Company”) was held on April 27, 2016. The matters submitted to a vote of the Company’s shareholders at the Company’s annual meeting are set forth in clause (b) below and are described in detail in the Company’s definitive 2016 Notice of Annual Shareholders’ Meeting and Proxy Statement (the “Proxy Statement”).

(b)	Voting Results
Proposal No. 1 - Election of Directors

Shareholders elected three Class III directors: Steven C. Cooper, Karen E. Gowland, and David H. Hannah, with terms expiring at the Company’s annual meeting in 2019. The final vote results with respect to each director-nominee are set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven C. Cooper	32,491,924	301,374	28,091	2,333,007
Karen E. Gowland	29,612,137	3,202,047	7,205	2,333,007
David H. Hannah	32,537,812	275,248	8,329	2,333,007

Proposal No. 2 - Advisory Approval of the Company’s Executive Compensation Program

The nonbinding advisory proposal to approve the compensation of our named executive officers as described in the Proxy Statement was approved. The final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
32,168,855	630,804	21,730	2,333,007

Proposal No. 3 - Adoption of Majority Vote for Unopposed Directors

The vote to amend our Certificate of Incorporation to require a majority vote for unopposed directors was determined by the affirmative vote of at least 66-2/3% of shares outstanding. The final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
32,750,495	54,483	16,411	2,333,007

Proposal No. 4 - Approval of the 2016 Boise Cascade Omnibus Incentive Plan

Approval of the 2016 Omnibus Incentive Plan was determined by the affirmative vote of the majority of shares present or represented by proxy and entitled to vote at the annual meeting. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
30,881,991	1,543,144	396,254	2,333,007

Proposal No. 5 - Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2016.

Shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2016. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
34,919,143	203,281	31,972	-

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: April 29, 2016